Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated November 13, 2026 relating to the Common Stock par value, $0.0001 per share, of Aligos Therapeutics, Inc. shall be filed on behalf of the undersigned.

PARKMAN HEALTHCARE PARTNERS LLC

By:	/s/ Gregory Martinez
Name: Gregory Martinez
Title: Managing Member

PARKMAN HEALTHCARE PARTNERS HOLDINGS LP

By:	/s/ Gregory Martinez
Name: Gregory Martinez
Title: Managing Member

PARKMAN HEALTHCARE PARTNERS HOLDINGS GP LLC

By:	/s/ Gregory Martinez
Name: Gregory Martinez
Title: Managing Member

GREGORY MARTINEZ

By:	/s/ Gregory Martinez